Exhibit 3.9

STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for
Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

12/05/2024

Work Order Item Number:	W2024120402009-4098765
Filing Number:	20244512694
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	12/4/2024 3:12:00 PM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: E40714642024-9

Entity Name: REalloys Inc.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
VCORP SERVICES, LLC
701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Page 1 of 1

Commercial Recording Division
401 N. Carson Street

Business Number E40714642024 - 9 Filed in the Office of Filing Number 20244512694 Secretary of State State Of Nevada Filed On 12/4/2024 3:12:00 PM Number of Pages 2

1 o 3 : 12 : 3 4 p . m . 1 2 - 04 - 20 2 4 7 To : Nevada SOS 4 I 18886118813 Page : 4 of 4 2024 - 12 - 04 23 : 13 : 29 GMT FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov 18886118813 From : Vcorp Serv i ces , LL( 4 T 5 C c 6 ( Profit Corporation: Certificate of Amendment (PuRsuANT TO NRs 78 .38 0 & 78 .38 5 / 78.390 ) Certificate to Accompany Restated Articles or Amended and Restated Articles ( PuRsuANT rn NRs 78.40 3) Officer's Statement (PuRsuANr TO NRs ao . o 3 o J Date: Time: (must not be later than 90 days after the certificate is filed) . Effective Date and ime: (Optional) Changes to takes the following effect: i< , The entity name has been amended . The registered agent has been changed . (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended . ' The authorized shares have been amended . The directors , managers or general partners have been amended. IRS tax language has been added . Articles have been added . Articles have been deleted . Other. The artic l es have been amended as follows : (provide article numbers , if available) ARTICLE I: NAME: The Name of the Corporation is REalloys Inc. (attach additional page(s) if necessary) . Information Being hanged: ( Domest i c orporations only) ! CEO . Signature: Required) ' Title x j S i gnature of Officer or Authorized Signer Title * I f any proposed amendment would alter or change any preference or any relative or other right g iv en to any class or series of outstanding shares , then the amendmen t must be approved by the vot e , in add i tion to the affi r mative vote otherwise required , of the holders of shares representing a majority of the voting power of each class or series affe c ted by the amendment regardless t o l imitations or r estriction s on th e voting power thereof . Please include any required or optional information in space below: (atta c h additional page ( s) if necessary) This form must be accompanied by appropriate fees . Page 2 of2 Revised : 9 1 1 / 2023

NEVADA STATE BUSINESS LICENSE REalloys Inc. Nevada Business Identification # NV20243123649 Expiration Date: 05/31/2025 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada . Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived . Certificate Number: B202412055240520 You may verify this certificate online at https://www.nvsilverflume.gov/home IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 12/05/2024. FRANCISCO V. AGUILAR Secretary of State